CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUPER LIGHT INC.

a Delaware corporation

Super Light Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: That, by written consent of the Board of Directors of said corporation as of December 27, 2012, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its stockholders that the Corporation’s Amended and Restated Certificate of Incorporation be amended to change the name of the Corporation to Be Active Holdings, Inc. from Super Light Inc.;

NOW, THEREFORE, BE IT RESOLVED, that Article FIRST of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

“FIRST: The name of this corporation is Be Active Holdings, Inc.”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendments to the stockholders of the Corporation for consideration thereof; and

RESOLVED FURTHER, that following approval of the foregoing amendments by the stockholders of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officer shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

SECOND: That, thereafter, by written consent of the holders of the majority of the issued and outstanding shares of common stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[signature page follows immediately]

WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 28th day of December, 2012.

By: /s/ Glenn Kesner

Name: Glenn Kesner

Title: Chief Executive Officer